24                      0199402.01
Recording Requested By,
And when recorded return to:
WELLS FARGO BANK,
NATIONAL ASSOCIATION
201 3rd Street, 8th Floor
San Francisco, CA 94103
Attention: Loan Documentation

Tax Account Number(s) of Subject Property:

R-10400-0330
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                          DEED OF TRUST
               AND ASSIGNMENT OF RENTS AND LEASES

     LINE OF CREDIT INSTRUMENT
     -------------------------
     Maximum Principal Amount to be Advanced: $250,000.00
     Final Maturity Date (exclusive of any option to renew or extend): September 1, 2000

THIS DEED OF TRUST AND ASSIGNMENT (this "Deed of Trust") is executed as of February 17, 1999, by ELMER'S RESTAURANTS, INC., an Oregon corporation ("Grantor"), to WELLS FARGO BANK (ARIZONA), NATIONAL ASSOCIATION ("Trustee"), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Beneficiary").

                    ARTICLE I. GRANT IN TRUST

1.01 Grant. For the purposes and upon the terms and conditions in this Deed of Trust, Grantor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, Grantor's interest in: (a) all real property located in Multnomah County, Oregon, and described on Exhibit A attached hereto; (b) all easements, rights-of-way and rights used in connection with or as a means of access to any portion of said real property; (c) all tenements, hereditaments and appurtenances thereof and thereto;
(d) all right, title and interest of Grantor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining said real property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with said real property; (e) all buildings, improvements and landscaping now or hereafter erected or located on said real property; (f) all development rights, governmental or quasi-governmental licenses, permits or approvals, zoning rights and other similar rights or interests which relate to the development, use or operation of, or that benefit or are appurtenant to, said real property; (g) all mineral rights, oil and gas rights, air rights, water or water rights, including without limitation, all wells, canals, ditches and reservoirs of any nature and all rights thereto, appurtenant to or associated with said real property, whether decreed or undecreed, tributary or non-tributary, surface or underground, appropriated or unappropriated, and all shares of stock in any water, canal, ditch or reservoir company, and all well permits, water service contracts, drainage rights and other evidences of any such rights; and (h) all interest or estate which Grantor now has or may hereafter acquire in said real property and all additions and accretions thereto, and all awards or payments made for the taking of all or any portion of said real property by eminent domain or any proceeding or purchase in lieu thereof, or any damage to any portion of said real property (collectively, the "Subject Property"). The listing of specific rights or property shall not be interpreted as a limitation of general terms.

1.02 Address. The address of the Subject Property (if known) is 115 NE Burnside, Gresham, OR 97030.
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whether existing as of the date hereof or at any time hereafter entered into, together with all guarantees of and security for any tenant's or lessee's performance thereunder, and all amendments, extensions, renewals and modifications thereto (each, a "Lease" and collectively, the "Leases"), together with any and all other rents, issues and profits of the Subject Property (collectively, "Rents"). This Assignment shall not impose upon Beneficiary any duty to produce Rents from the Subject Property, nor cause Beneficiary to be: (a) a "mortgagee in possession" for any purpose; (b) responsible for performing any of the obligations of the lessor or landlord under any Lease; or (c) responsible for any waste committed by any person or entity at any time in possession of the Subject Property or any part thereof, or for any dangerous or defective condition of the Subject Property, or for any negligence in the management, upkeep, repair or control of the Subject Property. This is a present and absolute assignment, not an assignment for security only, and Beneficiary's right to Rents is not contingent upon and may be exercised without possession of the Subject Property. Grantor agrees to execute and deliver to Beneficiary, within five
(5) days of Beneficiary's written request, such additional documents as Beneficiary or Trustee may reasonably request to further evidence the assignment to Beneficiary of any and all Leases and Rents.

3.02 Protection of Security. To protect the security of this Assignment, Grantor agrees:

(a) At Grantor's sole cost and expense: (i) to perform each obligation to be performed by the lessor or landlord under each Lease and to enforce or secure the performance of each obligation to be performed by the lessee or tenant under each Lease; (ii) not to modify any Lease in any material respect, nor accept surrender under or terminate the term of any Lease; (iii) not to anticipate the Rents under any Lease; and (iv) not to waive or release any lessee or tenant of or from any Lease obligations. Grantor assigns to Beneficiary all of Grantor's right and power to modify the terms of any Lease, to accept a surrender under or terminate the term of or anticipate the Rents under any Lease, and to waive or release any lessee or tenant of or from any Lease obligations, and any attempt on the part of Grantor to exercise any such rights or powers without Beneficiary's prior written consent shall be a breach of the terms hereof.

(b) At Grantor's sole cost and expense, to defend any action in any manner connected with any Lease or the obligations thereunder, and to pay all costs of Beneficiary or Trustee, including reasonable attorneys' fees, in any such action in which Beneficiary or Trustee may appear.

(c) That, should Grantor fail to do any act required to be done by Grantor under a Lease, then Beneficiary or Trustee, but without obligation to do so and without notice to Grantor and without releasing Grantor from any obligation hereunder, may make or do the same in such manner and to such extent as Beneficiary or Trustee deems necessary to protect the security hereof, and, in exercising such powers, Beneficiary or Trustee may employ attorneys and other agents, and Grantor shall pay necessary costs and reasonable attorneys' fees incurred by Beneficiary or Trustee, or their agents, in the exercise of the powers granted herein. Grantor shall give prompt notice to Beneficiary of any default by any lessee or tenant under any Lease, and of any notice of default on the part of Grantor under any Lease received from a lessee or tenant thereunder, together with an accurate and complete copy thereof.

(d) To pay to Beneficiary immediately upon demand all sums expended under the authority hereof, including reasonable attorneys' fees, together with interest thereon at the highest rate per annum payable under any Secured Obligation, and the same, at Beneficiary's option, may be added to any Secured Obligation and shall be secured hereby.

3.03 License. Beneficiary confers upon Grantor a license ("License") to collect and retain the Rents as, but not before, they come due and payable, until the occurrence of any Default. Upon the occurrence of any Default, the License shall be automatically revoked, and Beneficiary or Trustee may, at Beneficiary's option and without notice, either in person or by agent, with or without bringing any action, or by a receiver to be appointed by a court: (a) enter, take possession of, manage and operate the Subject Property or any part thereof; (b) make, cancel, enforce or modify any Lease; (c) obtain and evict tenants, fix or modify Rents, and do any acts which Beneficiary or Trustee deems proper to protect the security hereof; and (d) either with or without taking possession of the Subject Property, in its own name, sue for or otherwise collect and receive all Rents, including those past due and unpaid, and apply the same in accordance with the provisions of this Deed of Trust. The entering and taking possession of the Subject Property, the collection of Rents and the application thereof as aforesaid, shall not cure or waive any Default, nor waive, modify or affect any notice of
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     Grantor is responsible for the cost of any insurance
purchased by Beneficiary. The cost of this insurance may be added to the loan balance. If the cost is added to the loan balance, the interest rate on the underlying loan will apply to this added amount. The effective date of coverage may be the date Grantor's prior coverage lapsed or the date Grantor failed to provide proof of coverage.

     The coverage Beneficiary purchases may be considerably more expensive than the insurance Grantor can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

4.06 Tax and Insurance Impounds. At Beneficiary's option and upon its demand, Grantor shall, until all Secured Obligations have been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, other hazard and mortgage insurance next due. If Beneficiary determines that amounts paid by Grantor are insufficient for the payment in full of such taxes, assessments, levies and/or insurance premiums, Beneficiary shall notify Grantor of the increased amount required for the payment thereof when due, and Grantor shall pay to Beneficiary such additional amount within thirty (30) days after notice from Beneficiary. All amounts so paid shall not bear interest, except to the extent and in the amount required by law. So long as there is no Default, Beneficiary shall apply said amounts to the payment of, or at Beneficiary's sole option release said funds to Grantor for application to and payment of, such taxes, assessments, levies, charges and insurance premiums. If a Default exists, Beneficiary at its sole option may apply all or any part of said amounts to any Secured Obligation and/or to cure such Default, in which event Grantor shall be required to restore all amounts so applied, as well as to cure any Default not cured by such application. Grantor hereby grants and transfers to Beneficiary a security interest in all amounts so paid and hold in Beneficiary's possession, and all proceeds thereof, to secure the payment and performance of each Secured Obligation. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign all amounts collected and in its possession to its assignee, whereupon Beneficiary and Trustee shall be released from all liability with respect thereto. The existence of said impounds shall not limit Beneficiary's rights under any other provision of this Deed of Trust or any other agreement, statute or rule of law. Within ninety-five (95) days following full repayment of all Secured Obligations (other than as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing any Secured Obligation), or at such earlier time as Beneficiary in its discretion may elect, the balance of all amounts collected and in Beneficiary's possession shall be paid to Grantor, and no other party shall have any right of claim thereto.

4.07  Damages; Insurance and Condemnation Proceeds.

(a) (i) All awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation (or transfer in lieu thereof) for public or private use affecting the Subject Property; (ii) all other claims and awards for damages to or decrease in value of the Subject Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to the Subject Property; and (iv) all interest which may accrue on any of the foregoing, are all absolutely and irrevocably assigned to and shall be paid to Beneficiary. At the absolute discretion of Beneficiary, whether or not its security is or may be impaired, but subject to applicable law if any, and without regard to any requirement contained in any other Section hereof, Beneficiary may apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any such claim and apply the balance to the Secured Obligations in any order, and release all or any part of the proceeds to Grantor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided however, that in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure.

(b) At its sole option, Beneficiary may permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration but may impose any conditions on such use as Beneficiary deems necessary.



4.08 Maintenance and Preservation of Subject Property. Subject to the provisions of any Secured Obligation, Grantor covenants:
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that does or could cause all or any part of the Subject Property, to be contaminated with any Hazardous Materials or otherwise be in violation of any Hazardous Materials Laws, or cause the Subject Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws.

4.10 Protection of Security. Grantor shall, at Grantor's sole expense: (a) protect, preserve and defend the Subject Property and Grantor's title and right to possession of the Subject Property against all adverse claims; (b) if Grantor's interest in the Subject Property is a leasehold interest or estate, pay and perform in a timely manner all obligations to be paid and/or performed by the lessee or tenant under the lease or other agreement creating such leasehold interest or estate; and (c) protect, preserve and defend the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee under this Deed of Trust against all adverse claims. Grantor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, the filing of any action or proceeding, or the occurrence of any damage, condemnation offer or other action relating to or affecting the Subject Property and, if Grantor's interest in the Subject Property is a leasehold interest or estate, of any notice of default or demand for performance under the lease or other agreement pursuant to which such leasehold interest or estate was created or exists.

4.11 Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is executed. From time to time, upon written request of Beneficiary and, to the extent required by applicable law presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any of the Secured Obligations, Beneficiary, or Trustee at Beneficiary's direction, may, without obligation to do so or liability therefor and without notice: (a) reconvey all or any part of the Subject Property from the lien of this Deed of Trust; (b) consent to the making of any map or plat of the Subject Property; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts and the enforcement of the rights and remedies available under this Deed of Trust, and may obtain orders or decrees directing, confirming or approving acts in the execution of said trusts and the enforcement of said rights and remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Grantor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it under this Deed of Trust unless the performance of the act is requested in writing and Trustee is reasonably indemnified against all losses, costs, liabilities and expenses in connection therewith.

4.12  Compensation; Exculpation; Indemnification.

(a) Grantor shall pay all Trustee's fees and reimburse Trustee for all expenses in the administration of this trust, including reasonable attorneys' fees. Grantor shall pay Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including without limitation, the providing of any statement of amounts owing under any Secured Obligation. Beneficiary shall not directly or indirectly be liable to Grantor or any other person as a consequence of: (i) the exercise of any rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Grantor under this Deed of Trust or any Lease or other agreement related to the Subject Property; or (iii) any loss sustained by Grantor or any third party as a result of Beneficiary's failure to lease the Subject Property after any Default or from any other act or omission of Beneficiary in managing the Subject Property after any Default unless such loss is caused by the willful misconduct or gross negligence of Beneficiary; and no such liability shall be asserted or enforced against Beneficiary, and all such liability is hereby expressly waived and released by Grantor.

(b) Grantor shall indemnify Trustee and Beneficiary against, and hold them harmless from, any and all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, costs of evidence of title, costs of evidence of value, and other expenses which either may suffer or incur: (i) by reason of this Deed of Trust;
(ii) by reason of the execution of this trust or the performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Grantor to perform Grantor's obligations; or (iv) by reason of any alleged obligation or undertaking of Beneficiary to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any
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and which is not an Obligor under all of the Secured Obligations, and (2) each person or entity included in the definition of Grantor herein if any Obligor is not included in said definition.

(a) Representations and Warranties. Each Third Party Grantor represents and warrants to Beneficiary that: (i) this Deed of Trust is executed at an Obligor's request; (ii) this Deed of Trust complies with all agreements between each Third Party Grantor and any Obligor regarding such Third Party Grantor's execution hereof; (iii) Beneficiary has made no representation to any Third Party Grantor as to the creditworthiness of any Obligor; and (iv) each Third Party Grantor has established adequate means of obtaining from each Obligor on a continuing basis financial and other information pertaining to such Obligor's financial condition. Each Third Party Grantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect such Third Party Grantor's risks hereunder. Each Third Party Grantor further agrees that Beneficiary shall have no obligation to disclose to any Third Party Grantor any information or material about any Obligor which is acquired by Beneficiary in any manner. The liability of each Third Party Grantor hereunder shall be reinstated and revived, and the rights of Beneficiary shall continue if and to the extent that for any reason any amount at any time paid on account of any Secured Obligation is rescinded or must otherwise be restored by Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Beneficiary in its sole discretion; provided however, that if Beneficiary chooses to contest any such matter at the request of any Third Party Grantor, each Third Party Grantor agrees to indemnify and hold Beneficiary harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Beneficiary in connection therewith, including without limitation, in any litigation with respect thereto.

(b)  Waivers.

(i) Each Third Party Grantor waives any right to require Beneficiary to: (A) proceed against any Obligor or any other person; (B) marshal assets or proceed against or exhaust any security held from any Obligor or any other person; (C) give notice of the terms, time and place of any public or private sale of personal property security held from any Obligor or any other person, or otherwise comply with any other provisions of Section 9504 of the Oregon Uniform Commercial Code; (D) take any action or pursue any other remedy, in Beneficiary's power; or (E) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Beneficiary as security for or which constitute in whole or in part the Secured Obligations, or in connection with the creation of new or additional obligations.

(ii) Each Third Party Grantor waives any defense to its obligations hereunder based upon or arising by reason of: (A) any disability or other defense of any Obligor or any other person;
(B) the cessation or limitation from any cause whatsoever, other than payment in full, of any Secured Obligation; (C) any lack of. authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any Obligor which is a corporation, partnership or other type of entity, or any defect in the formation of any such Obligor; (D) the application by any Obligor of the proceeds of any Secured Obligation for purposes other than the purposes represented by any Obligor to, or intended or understood by, Beneficiary or any Third Party Grantor; (E) any act or omission by Beneficiary which directly or indirectly results in or aids the discharge of any Obligor or any portion of any Secured Obligation by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Beneficiary against any Obligor; (F) any impairment of the value of any interest in any security for the Secured Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (G) any modification of any Secured Obligation, in any form whatsoever, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, any Secured Obligation or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Secured Obligations shall have been paid in full, no Third Party Grantor shall have any right of subrogation, and each Third Party Grantor waives any right to enforce any remedy which Beneficiary now has or may hereafter have against any Obligor or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter hold by Beneficiary. Each Third Party Grantor further waives all rights and defenses it may have arising out of: (1) any election of remedies by Beneficiary, even though that election of remedies, such as a non-judicial foreclosure with respect
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(f)  To execute or cause Trustee to execute a written notice of such Default and of its election to cause the Subject Property to be sold to satisfy the Secured Obligations. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee's sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Grantor, except as otherwise required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as directed by Beneficiary in its sole discretion, at public auction to the highest bidder for cash, in lawful money of the United States, payable at the time of sale. Except as required by law, neither Grantor nor any other person or entity shall have the right to direct the order in which the Subject Property is sold. Subject to requirements and limits imposed by law, Trustee may postpone any sale of the Subject Property by public announcement at such time and place of sale, and from time to time may postpone such sale by public announcement at the time and place fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale a deed conveying the Subject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in said deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Grantor or Beneficiary, may purchase at such sale.

(g) To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received to payment of the Secured Obligations, all in such order and manner as Beneficiary shall determine in its sole discretion.

(h) Upon sale of the Subject Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (1) appraisals of the Subject Property as such appraisals may be discounted or adjusted by Beneficiary in its sole underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Subject Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including without limitation, costs of structural reports and other due diligence, costs to carry the Subject Property prior to resale, costs of resale (e.g., commissions, attorneys' fees, and taxes), Hazardous Materials clean-up and monitoring, deferred maintenance, repair, refurbishment and retrofit, and costs of defending or settling litigation affecting the Subject Property; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the existence of additional collateral, if any, for the Secured Obligations; and (vii) such other factors or matters that Beneficiary deems appropriate. Grantor acknowledges and agrees that: (A) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (B) this Section does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (C) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in any agreement between Grantor and Beneficiary or previously discussed by Grantor and Beneficiary; and (D) Beneficiary's credit bid may be, at Beneficiary's sole discretion, higher or lower than any appraised value of the Subject Property.

5.03 Application of Foreclosure Sale Proceeds. After deducting all costs, fees and expenses of Trustee, and of this trust, including costs of evidence of title and attorneys' fees in connection with a sale, all proceeds of any foreclosure sale shall be applied first, to payment of all Secured Obligations (including without limitation, all sums expanded by Beneficiary under the terms hereof and not then repaid, with accrued interest at the highest rate per annum payable under any Secured Obligation), in such order and amounts as Beneficiary in its sole discretion shall determine; and the remainder, if any, to the person or persons legally entitled thereto.

5.04 Application of Other Sums. All Rents or other sums received by Beneficiary hereunder, less all costs and expenses incurred by Beneficiary or any receiver, including reasonable attorneys' fees, shall be applied to payment of the Secured Obligations in such order as Beneficiary shall determine in its sole discretion; provided however, that Beneficiary shall have no liability for funds not actually received by Beneficiary.

5.05 No Cure or Waiver. Neither Beneficiary's, Trustee's or any receiver's entry upon and taking possession of the Subject Property, nor any collection of Rents, insurance proceeds, condemnation proceeds or damages,
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and to Grantor at its address set forth at the signature lines below, or at such other address as either party shall designate by written notice to the other party in accordance with the provisions hereof.

6.06 Successors; Assignment. This Deed of Trust shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided however, that this Section does not waive the provisions of Section 4.14 hereof. Beneficiary reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Beneficiary's rights and benefits under the Note, any and all other Secured Obligations and this Deed of Trust. In connection therewith, Beneficiary may disclose all documents and information which Beneficiary now has or hereafter acquires relating to the Subject Property, all or any of the Secured Obligations and/or Grantor and, as applicable, any partners, joint venturers or members of Grantor, whether furnished by any Grantor or otherwise.

6.06 Rules of Construction. (a) When appropriate based on the identity of the parties or other circumstances, the masculine gender includes the feminine or neuter or both, and the singular number includes the plural; (b) the term "Subject Property" means all and any part of or interest in the Subject Property; (c) all Section headings herein are for convenience of reference only, are not a part of this Deed of Trust, and shall be disregarded in the interpretation of any portion of this Deed of Trust; (d) if more than one person or entity has executed this Deed of Trust as "Grantor," the obligations of all such Grantors hereunder shall be joint and several; and (a) all terms of Exhibit A, and each other exhibit and/or rider attached hereto and recorded herewith, are hereby incorporated into this Deed of Trust by this reference.

6.07 Severability of Provisions. If any provision of this Deed of Trust shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Deed of Trust.

6.08 Recourse to Separate Property. Any married person who executes this Deed of Trust as a Grantor and who is obligated under any Secured Obligation agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon that person's separate property, and any community property of which that person is a manager.

6.09  Nonresidential Use.  Grantor warrants that this Deed of
Trust is not and will at all times continue not to be a residential deed (as that term is defined in ORS 86.705 (3)).

6.10 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Oregon.

6.11  Arbitration.

(a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (a) below) in accordance with the terms hereof. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Deed of Trust and each other document, contract and instrument required hereby or now or hereafter delivered to Beneficiary in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents.
Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who falls or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

(b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the page 14 is missing
OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date first set forth above.

Grantor(s)                              Address(es):

ELMER'S RESTAURANTS, Inc.               ________________________
an Oregon corporation

By:__/s/Bruce N. Davis____

Title:  President


<DULY NOTARIZED>
                                                   ______________
                                                   Please Initial


                            EXHIBIT A
                    (Description of Property)


Exhibit A to Deed of Trust and Assignment of Rents and Leases executed by ELMER'S RESTAURANTS, INC., an Oregon corporation, as Grantor, to WELLS FARGO BANK (ARIZONA), NATIONAL ASSOCIATION, as Trustee, for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Beneficiary, dated as of February 17,1999.

                     Description of Property

PARCEL I:

A portion of Block 2, of the duly recorded plat of Bristol, situated in the Northeast quarter of Section 10, Township 1 South, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

Commencing at the Northeast corner of said Section 10; thence
South (DEGREE SIGNS OMITTED) West along the center line of Southeast 242nd Drive a distance of 257.00 feet to the intersection with the center line of Northeast 10th Street; thence South (DEGREE SIGNS OMITTED) West along the center line of Northeast 1Oth Street a distance of
674.01 feet to the intersection with the center line of Southeast
Burnside Street; thence continuing South (DEGREE SIGNS OMITTED) West along said center line a distance of 49.77 feet to the Southwesterly line of Southeast Burnside Road; thence continuing South
(dEGREE) West along said center line a distance of 24.89 feet to a point 20.00 feet Southwesterly (when measured at right angles) of said Southwesterly line; thence South (DEGREES) East parallel with said Southwesterly line a distance of 175.92 feet to the point of beginning of the tract herein to be described; thence
South (DEGREES) West a distance of 142.81 feet to a point; thence
South (DEGREES) East a distance of 173.00 feet to a point on the North line of Northeast 8th Street; thence North (DEGREES) East along said North line a distance of 285.00 feet to a point 20.00 feet Southwesterly (when measured at right angles) of the Southwesterly line of said Southeast Burnside Road; thence North
(DEGREES) West parallel with said Southwesterly line a distance of 253.00 feet to the point of beginning.

Except that portion deeded to the City of Gresham, recorded
August 29, 1973 in Book 946 Page 231, Deed Records.

PARCEL II:

A portion of Block 2, of the duly recorded plat of Bristol, situated in the Northeast quarter of Section 10, Township 1 South, Range 3 East of the Willamette Meridian, in the City of Gresham, County of Multnomah and State of Oregon, described as follows:

Commencing at the Northeast corner of said Section 10; thence South (DEGREES) West along the center line of Southeast 242nd Drive a distance of 257.00 feet to the intersection with the center line of Northeast 1Oth Street; thence South (DEGREES) West along the center line of Northeast 1Oth Street a distance of
674.01 feet to the intersection with the center line of Southeast Burnside Road; thence continuing south (DEGREES) West along said center line a distance of 49.77 feet to the Southwesterly line of Southeast Burnside Road; thence continuing South (DEGREES) West along said center line a distance of 24.89 feet to a point 20.00 feet Southwesterly (when measured at right angles) of said Southwesterly line; thence South (DEGREES) East parallel with said Southwesterly line a distance of 175.92 feet to the point of beginning of the tract herein to be described; thence continuing South (DEGREES) East parallel with the said Southwesterly line to the North corner of a parcel of land deeded to the City of Gresham, recorded August 29, 1973 in Book 946 Page 231, Deed Records; thence North (DEGREES) West to a point in the North line of Lot 15; thence East along said North line to a point on the Southwesterly line of Southeast Burnside Road; thence Northwesterly along said Southwesterly line to a point that is North (DEGREES) East from the point of beginning; thence South (DEGREES) West to the point of beginning.